UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2005

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

Item 7.01 Regulation FD Disclosure

Electric and Natural Gas Rate Matters

On April 5, 2004, Puget Energy, Inc.’s regulated utility subsidiary, Puget Sound Energy, Inc. (“PSE”), filed a general tariff electric rate case and a general tariff gas rate case with the Washington Utilities and Transportation Commission (the “Washington Commission”). The electric rate case proposed a 5.8%, or $82.8 million, annual increase to electric rates and a 6.8%, or $48.9 million, annual increase to gas rates. The Washington Commission staff proposed an electric increase of $21.4 million annually and a gas increase of $8.1 million annually. In its rebuttal, PSE revised its proposed electric increase request to 7.1%, or $99.8 million, annually reflecting updated power costs for increases in natural gas prices for generating plants, and its proposed gas increase request to 6.3%, or $46.2 million, annually for gas customers.

On February 18, 2005, the Washington Commission issued an order granting PSE general rate relief in an amount equal to an annual increase in electric revenue of $56.6 million, or approximately 4%, and an annual increase in gas revenue of $26.3 million, or approximately 3.5%. The Washington Commission also authorized a rate of return on common equity for PSE of 10.3% and a capital structure containing 43% common equity.

Puget Energy’s management is reviewing the financial impact of the Washington Commission’s order and intends to file a Form 8-K providing investors with earnings estimate guidance for 2005 upon completing such review.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

  99.1   Washington Utilities and Transportation Commission Order No. 06 dated February 18, 2005, in Docket Nos. UE-040640 et al.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and Chief Accounting Officer

Date: February 23, 2005